Exhibit 1.1

EXECUTION VERSION

Westar Energy, Inc.

$250,000,000 First Mortgage Bonds, 5.100% Series Due 2020

$150,000,000 First Mortgage Bonds, 5.875% Series Due 2036

Underwriting Agreement

New York, New York

June 27, 2005

Barclays Capital Inc.

Citigroup Global Markets Inc.

As Representatives of the several Underwriters,

c/o Barclays Capital Inc.

200 Park Avenue

New York, NY 10166

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Westar Energy, Inc., a corporation organized under the laws of the State of Kansas (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $250,000,000 principal amount of its First Mortgage Bonds, 5.100% Series Due 2020 (the “Series 2020 Bonds”) and $150,000,000 principal amount of its First Mortgage Bonds, 5.875% Series Due 2036 (the “Series 2036 Bonds” and, together with the Series 2020 Bonds, the “Securities”), to be issued under and secured by the Mortgage and Deed of Trust, dated July 1, 1939, between the Company and BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank, as trustee (the “Trustee”), as amended and supplemented by thirty-eight indentures supplemental thereto (such Mortgage and Deed of Trust, as amended and supplemented by thirty-eight supplemental indentures, being hereinafter called the “Mortgage”) and as to be amended and supplemented by a thirty-ninth supplemental indenture, to be dated as of June 30, 2005 (the “Thirty-Ninth Supplemental Indenture”) (the Mortgage, as amended and supplemented by such supplemental indentures, being hereinafter called the “Amended Mortgage”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-125828) on Form S-3, including a related basic prospectus, relating to 5,075,000 shares of the Company’s Common Stock and $600,000,000 of the Company’s First Mortgage Bonds registered thereunder and 1,925,000 additional shares of the Company’s Common Stock (the “Additional Common Stock”) previously registered under registration statement (file number 333-113415) and the Company’s Debt Securities registered under registration statement (file number 333-59673). The Additional Common Stock and Debt Securities are included in the Basic Prospectus under Rule 429 under the Act. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such Registration Statement, a further amendment to such Registration Statement (including the form of final prospectus supplement), (2) after the Effective Date of such Registration Statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (2), the Company has included in such Registration Statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such Registration Statement and the Final Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date the Mortgage did comply and on the Closing Date the Amended Mortgage will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

(c) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(d) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(e) The Company has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(f) Each of the Company and Kansas Gas and Electric Company (the “Principal Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to carry on the electric utility business in which it is engaged, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (a “Material Adverse Effect”).

(g) All the outstanding shares of capital stock of the Principal Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Principal Subsidiary owned by the Company, as described in the Final Prospectus, are owned by it free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The Company’s authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus.

(j) The statements in the Final Prospectus under the headings “Description of New Bonds” and “Description of First Mortgage Bonds” fairly summarize the matters therein described.

(k) The Mortgage and the Thirty-Ninth Supplemental Indenture have been duly and validly authorized, the Mortgage has been duly executed and delivered, duly qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes, and the Thirty-Ninth Supplemental Indenture when duly executed and delivered and, assuming due authorization, execution and delivery thereof by the Trustee, shall constitute, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally; (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity); and (iii) any indemnification or contribution provision that may be contrary to or inconsistent with public policy (collectively, the “Enforceability Limitations”); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Amended Mortgage and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the lien of and the benefits provided by the Amended Mortgage, subject to the Enforceability Limitations.

(l) The State Corporation Commission of the State of Kansas (“KCC”) has waived jurisdiction with respect to the issuance of the Securities pursuant to an order dated June 17, 2005, as amended on June 23, 2005, and such order is in full force and effect. No additional consent, approval, authorization, filing with or order of (i) the Federal Energy Regulatory Commission under the Federal Power Act, (ii) the KCC or (iii) to the knowledge of the Company, any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.

(m) Neither the execution and delivery of this Agreement, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Principal Subsidiary pursuant to: (i) the charter or by-laws of the Company or the Principal Subsidiary; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or the Principal Subsidiary is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the Principal Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Principal Subsidiary or any of its or their properties, except in the case of clauses (ii) and (iii) above, for any default or violation that would not have a Material Adverse Effect.

(n) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(o) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement, or the consummation of any of the transactions contemplated hereby; or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any amendment or supplement thereto after the Execution Time).

(p) The Mortgage has been duly recorded and filed, and, on the Closing Date, the Amended Mortgage will have been duly recorded and filed, in each place in which such recording or filing is required to protect and preserve the lien of the Mortgage and the Amended Mortgage, as the case may be, and all taxes and recording or filing fees required to be paid in connection with the execution, recording or filing of the Mortgage and Amended Mortgage have been or will have been duly paid, as the case may be.

(q) Each of the Company and the Principal Subsidiary owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where the failure to own or lease such properties would not reasonably be expected to have a Material Adverse Effect.

(r) The Company has good and sufficient title to, or a satisfactory easement in, all the real property, and has good and sufficient title to all the personal property described in the Mortgage or to be described in the Amended Mortgage as owned by it and subject to the lien of the Mortgage and the Amended Mortgage, as the case may be, except any which may have been released from the lien thereof pursuant to the provisions thereof, subject only to (a) minor leases and liens of judgments not prior to the lien of the Mortgage and the Amended Mortgage, as the case may be, which do not interfere with the Company’s business, (b) minor defects, irregularities and deficiencies in titles of properties and rights-of-way which do not materially impair the use of such property and rights-of-way for the purposes for which they are held by the Company and (c) other permitted liens as defined in the Mortgage and the Amended Mortgage, as the case may be; subject only as set forth above in this clause, the Mortgage constitutes, and the Amended Mortgage will constitute, a valid, direct first mortgage lien upon said properties and upon all franchises owned by the Company, which properties and franchises include all the physical properties and franchises of the Company (other than classes of property expressly excepted in the Mortgage and the Amended Mortgage, as the case may be); all physical properties and franchises (other than classes of property expressly excepted in the Mortgage and the Amended Mortgage, as the case may be, as aforesaid) thereafter acquired by the Company will, upon such acquisition, become subject to the lien thereof, subject, however, to liens permitted thereby and to any liens existing or placed upon such properties at the time of the acquisition thereof by the Company and except as described in the Final Prospectus; and the descriptions of all such properties and assets contained in the granting clauses of the Mortgage are, and the description of such properties and assets contained in the granting clauses of the Amended Mortgage will be, correct and adequate for the purposes of the Mortgage and the Amended Mortgage, as the case may be.

(s) Neither the Company nor the Principal Subsidiary is in violation or default of (i) any provision of its charter or by-laws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or the Principal Subsidiary is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the Principal Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Principal Subsidiary or any of its properties, as applicable, except, in the cases of (ii) and (iii), for violations or defaults which would not reasonably be expected to have a Material Adverse Effect.

(t) Deloitte & Touche LLP (“Deloitte”), which has certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included in the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(u) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Final Prospectus (exclusive of any amendment or supplement thereto after the Execution Time)) and to the knowledge of the Company has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Final Prospectus (exclusive of any amendment or supplement thereto after the Execution Time).

(v) No labor problem or dispute with the employees of the Company or the Principal Subsidiary exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Principal Subsidiary’s principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any amendment or supplement thereto after the Execution Time).

(w) As of the date hereof, the Principal Subsidiary is not contractually or, to the knowledge of the Company, otherwise prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to the Principal Subsidiary from the Company or from transferring any of the Principal Subsidiary’s property or assets to the Company, except for any restrictions that would not reasonably be expected to have a Material Adverse Effect and except as described in or contemplated by the Final Prospectus (exclusive of any amendment or supplement thereto after the Execution Time).

(x) Each of the Company and the Principal Subsidiary possesses valid franchises, certificates of convenience and authority, licenses and permits authorizing it to carry on the electric utility business in which it is engaged, and neither the Company nor the Principal Subsidiary has received any notice of proceedings relating to the revocation or modification of any such franchise, certificate of convenience and authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any amendment or supplement thereto after the Execution Time).

(y) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) To the Company’s knowledge, the Company and the Principal Subsidiary are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in each case where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any amendment or supplement thereto after the Execution Time).

(aa) There is and has been no failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors and officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price of 98.998% of the principal amount thereof, the principal amount of the Series 2020 Bonds set forth opposite such Underwriter’s name in Schedule I hereto and, at the purchase price of 99.064% of the principal amount thereof, the principal amount of the Series 2036 Bonds set forth opposite such Underwriter’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on June 30, 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus, if any) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review no less than 24 hours prior to filing. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus, if any, and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering. The Underwriters will reimburse $100,000 of the Company’s expenses.

(e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and, if applicable, will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f) The Company will not, without the prior written consent of the Representatives, offer to sell, sell, contract to sell, pledge, or otherwise dispose of any debt securities, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, between the date hereof and the Closing Date.

(g) The Company will use its best efforts to cause the Amended Mortgage to be duly filed and recorded in each place in which such recording or filing is required to protect and preserve the lien of the Amended Mortgage prior to the Closing Date.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of their respective obligations hereunder and to the following additional conditions:

(a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Underwriters shall have received from Larry D. Irick, Esq., Vice President, General Counsel and Corporate Secretary of the Company, a legal opinion dated the Closing Date and addressed to the Underwriters, substantially in the form attached hereto as Exhibit A.

(c) The Underwriters shall have received from Davis Polk & Wardwell, special counsel to the Company, a legal opinion dated the Closing Date and addressed to the Underwriters and substantially in the form attached hereto as Exhibit B.

(d) The Underwriters shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Underwriters a certificate of the Company, signed by two of its executive officers (one of whom shall be a principal financial or accounting officer of the Company), dated the Closing Date, to the effect that, to their knowledge after reasonable investigation:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in or incorporated by reference in the Final Prospectus (exclusive of any amendment or supplement thereto after the Execution Time), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Prospectus (exclusive of any amendment or supplement thereto after the Execution Time).

(f) The Company shall have requested and caused Deloitte to furnish to the Underwriters letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriters, confirming that it is an independent registered public accounting firm within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder and that it has performed a review of the unaudited interim financial information of the Company for the three-month period ended March 31, 2005, in accordance with Statement on Accounting Standards No. 100, and stating in effect that:

(i) in its opinion the audited consolidated financial statements and financial statement schedules of the Company and its subsidiaries included or incorporated in the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder;

(ii) on the basis of its limited review, in accordance with standards established under in accordance with Statement on Accounting Standards No. 100, of the unaudited interim consolidated financial information for the three-month period ended March 31, 2005, carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards), which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, the board of directors and committees thereof, committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2003, nothing came to its attention which caused it to believe that:

(1) any unaudited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

(2) with respect to the period subsequent to March 31, 2005 there were any changes, at a specified date not more than five days prior to the date of the letter, in the total long-term debt of the Company and its subsidiaries or cumulative preferred stock or common stock of the Company or decreases in the shareholders’ equity of the Company as compared with the amounts shown on the unaudited consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2005, or for the period from March 31, 2005 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in total sales or earnings (loss) before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters; and

(3) the information included under the headings “Selected Financial Data” in the Annual Report and “Ratio of Earnings to Fixed Charges” in the Final Prospectus is not in conformity with the disclosure requirements of Regulation S-K.

(iii) it has performed certain other specified procedures as a result of which it determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth or incorporated by reference in the Final Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this Section 6(f) include any amendment or supplement thereto at the date of the applicable letter.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto after the Execution Time), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto after the Execution Time) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto after the Execution Time).

(h) Subsequent to the Execution Time, there shall not have been any (i) downgrading in the rating accorded the Company’s debt securities by a “nationally recognized securities rating organization,” as that term is defined by the Commission for purposes of its Rule 436(g)(2); and (ii) no such rating organization shall have announced publicly that it has placed, or informed the Company or the Underwriters that it intends to place, any of the Company’s debt securities on what is commonly referred to as a “watchlist” for possible downgrading, in a manner or to an extent indicating a materially greater likelihood of a downgrading in rating as described in clause (i) above occurring than was the case as of the date hereof.

(i) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Representatives on behalf of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered to the office of counsel for the Underwriters, at One Chase Manhattan Plaza, New York, NY 10005, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Barclays Capital Inc. for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, if any, or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein or by any statement or omission in the Statement of Eligibility of the Trustee under the Amended Mortgage. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration

Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities, and (ii) under the heading “Underwriting” or “Plan of Distribution”, (x) in the sentences related to concessions and reallowances and (y) in the paragraphs related to stabilization, syndicate covering transactions and penalty bids and (z) in the paragraph related to Market Access in any Preliminary Final Prospectus, if any, and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus, or the Final Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto after the Execution Time).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Barclays Capital Inc., 200 Park Avenue, New York, New York 10166 (fax no.: (212) 412-7305), Attention: Fixed Income Syndicate or (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax no.: (212) 816-7912), Attention: General Counsel or, if sent to the Company, will be mailed, delivered or telefaxed to Larry D. Irick, Vice President and General Counsel, at Westar Energy, Inc., 818 South Kansas Avenue, Topeka, Kansas 66612 and confirmed to him at (785) 575-8061.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the combined prospectus referred to in paragraph 1(a) above contained in the Registration Statement, as amended or supplemented, including any Preliminary Final Prospectus.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Debt Securities” shall mean $400,000,000 aggregate principal amount of the Company’s debt securities registered under registration statement (file number 333-59673).

“Effective Date” shall mean (i) with respect to the Registration Statement at any time, the dates that the Registration Statement, any post-effective amendment or amendments thereto were or are declared effective by the Commission under the Act and (ii) with respect to any Rule 462(b) Registration Statement, the dates that such registration statement and any post-effective amendment or amendments thereto were or are declared effective by the Commission under the Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“First Mortgage Bonds” shall mean $600,000,000 aggregate principal amount of the Company’s first mortgage bonds registered under registration statement (file number 333-125828).

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement (file number 333-125828), including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 415”, “Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

WESTAR ENERGY, INC.

By:	/s/ Mark A. Ruelle
Name:	Mark A. Ruelle
Title:	Executive Vice President and
Chief Financial Officer

The foregoing Agreement is

hereby confirmed and accepted

as of the date first above written.

By:	BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
Name:	Pamela Kendall
Title:	Director

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Damien Mitchell
Name:	Damien Mitchell
Title:	Director

For themselves and the other

several Underwriters named in

Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Principal Amount of Series 2020 Bonds to be Purchased
Barclays Capital Inc.	$75,000,000
Citigroup Global Markets Inc.	$75,000,000
Lehman Brothers Inc.	$25,000,000
Banc of America Securities LLC	$12,500,000
BNY Capital Markets, Inc.	$12,500,000
J.P. Morgan Securities Inc.	$12,500,000
Wachovia Capital Markets, LLC	$12,500,000
Wedbush Morgan Securities Inc.	$12,500,000
BNP Paribas Securities Corp.	$6,250,000
Deutsche Bank Securities Inc.	$6,250,000

Total	$250,000,000

Underwriters	Principal Amount of Series 2036 Bonds to be Purchased
Barclays Capital Inc.	$45,000,000
Citigroup Global Markets Inc.	$45,000,000
Lehman Brothers Inc.	$15,000,000
Banc of America Securities LLC	$7,500,000
BNY Capital Markets, Inc.	$7,500,000
J.P. Morgan Securities Inc.	$7,500,000
Wachovia Capital Markets, LLC	$7,500,000
Wedbush Morgan Securities Inc.	$7,500,000
BNP Paribas Securities Corp.	$3,750,000
Deutsche Bank Securities Inc.	$3,750,000

Total	$150,000,000

EXHIBIT A

[Form of Opinion of Larry D. Irick, Esq.,

Vice President, General Counsel and Corporate Secretary of the Company]

June 30, 2005

Barclays Capital Inc.

Citigroup Global Markets Inc.

As Representatives of the

several Underwriters

c/o Barclays Capital Inc.

200 Park Avenue

New York, NY 10166

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

I am the General Counsel of Westar Energy, Inc., a Kansas corporation (the “Company”), and, in this regard, I have acted as counsel for the Company and its wholly owned subsidiary, Kansas Gas & Electric Company, a Kansas corporation (“KGE”), in connection with the Underwriting Agreement dated June 27, 2005 (the “Underwriting Agreement”), among Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”). I am delivering this opinion in connection with the Underwriters’ purchase from the Company of $250,000,000 principal amount of First Mortgage Bonds, 5.100% Series Due 2020 and $150,000,000 principal amount of First Mortgage Bonds, 5.875% Series Due 2036 (together, the “Underwritten Securities”) pursuant to the Underwriting Agreement. The Underwritten Securities will be sold under the Registration Statement on Form S-3 (File No. 333-125828) filed by the Company with the Securities and Exchange Commission on June 15, 2005 (as amended and including the documents incorporated by reference therein, the “Registration Statement”). The Registration Statement constitutes a post-effective amendment to Registration Statement No. 333-113415 filed with the Commission on March 9, 2004 and, according to the records of the Commission, declared effective on March 15, 2004. This opinion is delivered pursuant to Section 6(b) of the Underwriting Agreement.

I have (or an attorney in the Office of the Law Department of the Company has) examined the originals, or copies certified to our satisfaction, of such corporate records of each of the Company and KGE, certificates of public officials and of officers of the Company and KGE, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of public officials or officers of the Company and KGE.

I have participated in the preparation of the Registration Statement including the related basic prospectus (as amended and including the documents incorporated by reference therein, the “Basic Prospectus”). I have also examined a copy of the prospectus supplement relating to the sale of the Underwritten Securities, as such was filed with the Commission on June 28, 2005 pursuant to Rule 424(b) under the Act (together, with the Basic Prospectus, the “Final Prospectus”).

With your permission and without independent investigation, I have assumed the following: (i) the genuineness of all signatures (other than the signatures of the officers of the Company) on all documents examined by me; (ii) the authenticity of all documents submitted to me as originals and the conformity to authentic originals of all documents submitted to me as certified or photostatic copies; (iii) any certifications and documents dated prior to the date hereof remain true as of the date hereof; (iv) each certificate of a public official is accurate, complete and authentic and all official public records are accurate and complete; and (v) the legal capacity of all natural persons.

Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinions:

1.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

2.	Each of the Company and KGE has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus;

3.	Each of the Company and KGE possesses valid franchises, certificates of convenience and authority, licenses and permits authorizing it to carry on the electric utility business in which it is engaged as described in the Final Prospectus, except in the cases that the failure to possess such franchises, certificates, licenses or permits, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise) prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);

4.	All the outstanding shares of capital stock of KGE have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of KGE owned by the Company, as described in the

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Final Prospectus, are owned by it free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

5.	The execution and delivery of the Amended Mortgage (as defined in the Underwriting Agreement), the Underwriting Agreement and the Underwritten Securities, the consummation of any other of the transactions contemplated in the Underwriting Agreement and the fulfillment of the terms of the Amended Mortgage, the Underwriting Agreement and the Underwritten Securities will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the charter or by-laws of the Company, (ii) the terms of any agreement set forth in Schedule I, or (iii) to my knowledge (x) any Kansas statute, law, rule, regulation, judgment, order or decree applicable to the Company of any Kansas court, regulatory body, administrative agency, governmental body, arbitrator or other Kansas authority having jurisdiction over the Company or any of its properties (except such as may be required under state securities or blue sky laws, as to which I express no opinion) or (y) the provisions of the Public Utility Holding Company Act of 1935 (“PUHCA”) or the Federal Power Act or any other laws, rules or regulations promulgated by or within the enforcement authority of the Federal Energy Regulatory Commission (“FERC”), except in the case of clauses (ii) and (iii) above, for any default or violation that would not have a Material Adverse Effect;

6.	This Agreement, the Amended Mortgage and the Underwritten Securities have been duly authorized, executed and delivered by the Company;

7.	The Amended Mortgage has been duly recorded and filed in each place in which such recording or filing is required to protect and preserve the lien of the Amended Mortgage, and all taxes and recording or filing fees required to be paid in connection with the execution, recording or filing of the Amended Mortgage have been duly paid;

8.	The Amended Mortgage has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms subject to the Enforceability

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Limitations; and the Underwritten Securities, when executed and authenticated in accordance with the provisions of the Amended Mortgage and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the lien of and benefits provided by the Amended Mortgage subject to the Enforceability Limitations;

9.	The Amended Mortgage and the Underwritten Securities conform as to legal matters in all material respects with the statements concerning them set forth in the Final Prospectus under the captions “Description of New Bonds” and “Description of First Mortgage Bonds” insofar as such statements purport to summarize certain provisions;

10.	The Company has good and sufficient title to, or a satisfactory easement in, all the real property, and has good and sufficient title to all the personal property described in the Amended Mortgage as owned by it and subject to the lien of the Amended Mortgage, except any which may have been released from the lien thereof pursuant to the provisions thereof, subject only to (a) minor leases and liens of judgments not prior to the lien of the Amended Mortgage, which, in my opinion, do not interfere with the Company’s business, (b) minor defects, irregularities and deficiencies in titles of properties and rights-of-way which, in my opinion, do not materially impair the use of such property and rights-of-way for the purposes for which they are held by the Company, and (c) other permitted liens as defined in the Amended Mortgage; subject only as above set forth in this clause, the Amended Mortgage constitutes a valid, direct first mortgage lien upon said properties and upon all franchises owned by the Company, which properties and franchises include all the physical properties and franchises of the Company (other than classes of property expressly excepted in the Amended Mortgage); all physical properties and franchises (other than classes of property expressly excepted in the Amended Mortgage as aforesaid) thereafter acquired by the Company will, upon such acquisition, become subject to the lien thereof, subject, however, to liens permitted thereby and to any liens existing or placed upon such properties at the time of the acquisition thereof by the Company and except as described in the Final Prospectus; and the descriptions of

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all such properties and assets contained in the granting clauses of the Amended Mortgage are correct and adequate for the purposes of the Amended Mortgage.

11.	The State Corporation Commission of the State of Kansas (“KCC”) has waived jurisdiction with respect to the issuance of the Securities pursuant to an order dated June 17, 2005, as amended June 23, 2005, and such order is in full force and effect. No additional consent, approval, authorization, filing with or order (i) of any Kansas court or governmental agency or body except such as may be required under blue sky or state securities laws of such jurisdiction, (ii) of the Federal Energy Regulatory Commission or (iii) under the Public Utility Holding Company Act of 1935 is required in connection with the transactions contemplated in the Underwriting Agreement; and

12.	To my knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property that is not disclosed in the Final Prospectus, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, have a Material Adverse Effect.

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This opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or may be inferred beyond the opinions specifically stated herein. My opinions are limited to the laws of the State of Kansas (except state securities or blue sky laws), PUHCA, the Federal Power Act and laws, rules or regulations promulgated by or within the enforcement authority of FERC, and I do not express any opinion herein concerning any other law. This opinion is based solely on the state of the law as of the date of this opinion. I specifically disclaim any obligation to monitor any of the matters stated in this opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion that might affect any of the opinions stated herein. This opinion is rendered solely for the benefit of, and may be relied on by you and may not be released to or relied upon by any other person or for any other purpose.

Very truly yours,

Larry D. Irick
Vice President, General Counsel & Corporate Secretary
Westar Energy, Inc.

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Schedule I to EXHIBIT A

Material Agreements

1.	Mortgage and Deed of Trust dated July 1, 1939, between the Company and Harris Trust and Savings Bank, Trustee.

2.	First and Second Supplemental Indentures dated July 1, 1939 and April 1, 1949, respectively.

3.	Sixth Supplemental Indenture dated October 4, 1951.

4.	Fourteenth Supplemental Indenture dated May 1, 1976.

5.	Twenty-Eighth Supplemental Indenture dated July 1, 1992.

6.	Twenty-Ninth Supplemental Indenture dated August 20, 1992.

7.	Thirtieth Supplemental Indenture dated February 1, 1993.

8.	Thirty-First Supplemental Indenture dated April 15, 1993.

9.	Thirty-Second Supplemental Indenture dated April 15, 1994.

10.	Thirty-Fourth Supplemental Indenture dated June 28, 2000.

11.	Thirty-Fifth Supplemental Indenture dated May 10, 2002 between the Company and BNY Midwest Trust Company, as Trustee.

12.	Thirty-Sixth Supplemental Indenture dated June 1, 2004 between the Company and BNY Midwest Trust Company, as Trustee.

13.	Thirty-Seventh Supplemental Indenture dated June 17, 2004 between the Company and BNY Midwest Trust Company, as Trustee.

14.	Thirty-Eighth Supplemental Indenture dated January 18, 2005 between the Company and BNY Midwest Trust Company, as Trustee.

15.	Forty-First Supplemental Indenture dated June 6, 2002, between Kansas Gas and Electric Company and BNY Midwest Trust Company, as Trustee.

16.	Forty-Second Supplemental Indenture dated March 12, 2004, between Kansas Gas and Electric Company and BNY Midwest Trust Company, as Trustee.

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17.	Forty-Third Supplemental Indenture dated June 1, 2004, between Kansas Gas and Electric Company and BNY Midwest Trust Company, as Trustee.

18.	Debt Securities Indenture dated August 1, 1998.

19.	Securities Resolution No. 2 dated as of May 10, 2002 under Indenture dated as of August 1, 1998, between Western Resources, Inc. and Deutsche Bank Trust Company Americas.

20.	A Rail Transportation Agreement among Burlington Northern Railroad Company, the Union Pacific Railroad Company and the Company.

21.	Agreement between the Company and AMAX Coal West Inc. effective March 31, 1993.

22.	Agreement between the Company and Williams Natural Gas Company dated October 1, 1993.

23.	Amended and Restated Credit Agreement dated as of May 6, 2005 among the Company, the several banks and other financial institutions or entities from time to time parties to the Agreement, JPMorgan Chase Bank, N.A. as Administrative Agent, The Bank of New York, as Syndication Agent, and Citibank, N.A., Union Bank of California, N.A. and Wachovia Bank, National Association, as Documentation Agents.

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EXHIBIT B

Form of Opinion of Davis Polk & Wardwell

June 30, 2005

Barclays Capital Inc.

Citigroup Global Markets Inc.

As Representatives of the several Underwriters

c/o Barclays Capital Inc.

200 Park Avenue

New York, NY 10166

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, N.Y. 10013

Ladies and Gentlemen:

We have acted as counsel for Westar Energy, Inc., a Kansas corporation (the “Company”), in connection with the Underwriting Agreement dated June 27, 2005 (the “Underwriting Agreement”), among the Company and Barclays Capital Inc. and Citigroup Global Markets Inc. as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”). We are delivering this opinion in connection with the Underwriters’ purchase from the Company of $250,000,000 principal amount of First Mortgage Bonds, 5.100% Series Due 2020 and $150,000,000 principal amount of First Mortgage Bonds, 5.875% Series Due 2036 (together, the “Underwritten Securities”) pursuant to the Underwriting Agreement. The Underwritten Securities will be sold under Registration Statement on Form S-3 (Registration No. 333-125828) filed by the Company under the Securities Act of 1933, as amended (the “Act”) with the Securities and Exchange Commission (the “Commission”) on June 15, 2005 (as amended and including the documents incorporated by reference therein, the “Registration Statement”). The Registration Statement institutes a post-effective amendment to Registration Statement No. 333-113415 filed with the Commission on March 9, 2004 and, according to the records of the Commission, declared effective March 15, 2004. This opinion is delivered pursuant to Section 6(c) of the Underwriting Agreement. Capitalized terms used but not otherwise defined herein are used as defined in the Underwriting Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. As to various questions of fact related to the opinions hereinafter expressed, we have relied upon the representations and warranties of the Company contained in the Underwriting Agreement and certificates, representations and statements of the officers of the Company.

We have participated in the preparation of the Registration Statement including the related basic prospectus (as amended and including the documents incorporated by reference therein, the “Basic Prospectus”). We have also examined a copy of the prospectus supplement relating to the sale of the Underwritten Securities, as such was filed with the Commission on June 28, 2005 pursuant to Rule 424(b) under the Act (together, with the Basic Prospectus, the “Final Prospectus”).

The Registration Statement was declared effective under the Act on June 24, 2005 and, to the best of our knowledge based on the oral confirmation of a member of the staff of the Commission, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

Based on the foregoing, we are of the opinion that:

(i) The Company is not, and after giving effect to the offering and sale of the Underwritten Securities and the application of the proceeds thereof as described in the Final Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ii) No consent, approval, authorization, filing with or order of any U.S. Federal court or governmental agency or body is required in connection with the transactions contemplated in the Underwriting Agreement, except as have been obtained under the Act in connection with the purchase and sale of the Underwritten Securities by the Underwriters in the manner contemplated in the Underwriting Agreement and the Final Prospectus. We are not expressing any opinion on any matters relating to the legal effect of (i) the Public Utility Holding Company Act of 1935 (“PUHCA”) or any related laws, rules or regulations and (ii) the Federal Power Act or any other laws, rules or regulations promulgated by or within the enforcement authority of the Federal Energy Regulatory Commission (“FERC”).

(iii) The execution and delivery of the Underwriting Agreement and the issuance and sale of the Underwritten Securities in the manner contemplated in the Underwriting Agreement and Final Prospectus will not conflict with any United States federal statute, law, rule or regulation generally applicable to the issuance and sale of securities; provided however that we are not expressing any opinion on any matters relating to the legal effect of (i) PUHCA or (ii) any statute, law, rule or regulation promulgated by or within the enforcement authority of FERC.

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We have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the Final Prospectus. We have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company, the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated above, nothing has come to our attention that causes us to believe that (i) the Registration Statement and the Final Prospectus (except for the financial statements, financial schedules and other financial data included therein, as to which we express no belief) do not comply as to form in all material respects with the Act and the applicable rules and regulations of the Commission thereunder or (ii) (x) the Registration Statement (except for the financial statements, financial schedules and other financial data included therein, as to which we express no belief) at the date of the Final Prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) the Final Prospectus (except for the financial statements, financial schedules and other financial data included therein, as to which we express no belief) as of its date and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

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